                                                                     EXHIBIT 5.1


                    [Letterhead of Vinson & Elkins L.L.P.]


                                August 20, 2001

Dynegy Holdings Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002

Ladies and Gentlemen:

     We have acted as counsel for Dynegy Holdings Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company and Dynegy Capital Trust II, a Delaware statutory business trust (the "Trust"), under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) in addition to the Debt Securities, debentures (the "Trust Debentures") to be purchased by the Trust with the proceeds from the sale of its preferred securities (the "Preferred Securities") and (iii) a guarantee of the Preferred Securities (the "Preferred Securities Guarantee"), and (b) by the Trust from time to time pursuant to Rule 415 under the Securities Act of the Trust's Preferred Securities. The aggregate initial offering prices of the Debt Securities and Preferred Securities (excluding the aggregate initial offering price of the Trust Debentures) offered by the Company and the Trust (collectively, including the Trust Debentures, the "Securities") will not exceed $1,250,000,000 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's and the Trust's Registration Statement on Form S-3 to which this opinion is an exhibit.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Indenture between the Company and Bank One Trust Company, National Association (formerly The First National Bank of Chicago), as trustee, dated September 26, 1996, as amended and restated as of March 23, 1998 (the "Senior Indenture") relating to the Senior Debt Securities, (iii) the Subordinated Indenture between the Company and Bank One Trust Company, National Association (formerly The First National Bank of Chicago), as trustee, dated as of July 17, 1998 (the "Subordinated Indenture") relating to the Subordinated Debt Securities, (iv) a form of Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be entered into by the Company, in the form included as an exhibit

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August 20, 2001

to the Registration Statement, (v) a form of Indenture relating to the Trust Debentures (the "Debenture Indenture," and together with the Senior Indenture and the Subordinated Indenture, the "Indentures," and each, an "Indenture") to be entered into between the Company and Bank One Trust Company, National Association, in the form included as an exhibit to the Registration Statement, and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

     In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Debenture Indenture, the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Trust Debentures or Debt Securities, as the case may be, to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; and
(x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

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        2. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly qualified under the TIA; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (iii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

        3. With respect to Trust Debentures, when (i) the Debenture Indenture has been duly qualified under the TIA, (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any Trust Debentures, the terms of the offering thereof and related matters, (iii) the terms of the Trust Debentures and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body jurisdiction over the Company, and (iv) the Trust Debentures been duly executed, authenticated, issued and delivered in accordance with the provisions of the Debenture Indenture and in accordance with the applicable definitive purchase agreement, underwriting or similar agreement approved by the Board of Directors (or a committee thereof), then upon payment of the consideration provided for therein, the Trust Debentures will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Debenture Indenture.

        4. With respect to the Preferred Securities Guarantee, when (i) the Guarantee Agreement has been duly authorized, executed and delivered by the Company to the guarantee trustee; (ii) the Guarantee Agreement has been duly qualified under the TIA; (iii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Preferred Securities Guarantee and to authorize and approve the issuance thereof, the terms of the offering and related matters;
(iv) such Preferred Securities Guarantee has been duly executed, issued and delivered in accordance with the provisions of the Guarantee Agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment for and delivery of the Preferred Securities in accordance with the applicable purchase agreement, the Preferred Securities Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinions are limited in all respects to the laws of the States of Delaware, New York and Texas and federal law of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                        Very truly yours,

                                        Vinson & Elkins L.L.P.